EXHIBIT 10.26

[LOGO]

Industrial Lease

The Willow Park Business Park

Menlo Park, California

AMB Property, L.P., a Delaware Limited Partnership

as Landlord,

and

FoxHoIlow Technologies, Inc., a Delaware corporation,

as Tenant

-i-

9.	Damage or Destruction		10

	9.1	Termination Right	10
	9.2	Damage Caused by Tenant	10

10.	Real Property Taxes		10

	10.1	Payment of Real Property Taxes	10
	10.2	Real Property Tax Definition	10
	10.3	Additional Improvements	11
	10.4	Joint Assessment	11
	10.5	Tenant’s Property Taxes	11

11.	Utilities		11

12.	Assignment and Subleasing		11

	12.1	Prohibition	11
	12.2	Request for Consent	11
	12.3	Criteria for Consent	12
	12.4	Effectiveness of Transfer and Continuing Obligations	12
	12.5	Recapture	12
	12.6	Transfer Premium	13
	12.7	Waiver	13
	12.8	Special Transfer Prohibitions	13

13.	Default; Remedies		13

	13.1	Default	13
	13.2	Remedies	13
	13.3	Late Charges	15

14.	Condemnation		15

15.	Estoppel Certificate and Financial Statements		15

	15.1	Estoppel Certificate	15
	15.2	Financial Statement	15

16.	Additional Covenants and Provisions		15

	16.1	Severability	15
	16.2	Interest on Past-Due Obligations	16
	16.3	Time of Essence	16
	16.4	Landlord Liability	16
	16.5	Entire Agreement	16
	16.6	Notice Requirements	16
	16.7	Date of Notice	16
	16.8	Waivers	16
	16.9	Holdover	16
	16.10	Cumulative Remedies	16
	16.11	Binding Effect: Choice of Law	17
	16.12	Landlord	17
	16.13	Attorneys’ Fees and Other Costs	17
	16.14	Landlord’s Access: Showing Premises; Repairs	17
	16.15	Signs	17
	16.16	Termination; Merger	17
	16.17	Quiet Possession	17
	16.18	Subordination; Attornment: Non-Disturbance	17
	16.19	Rules and Regulations	18
	16.20	Security Measures	18
	16.21	Reservations	18
	16.22	Conflict	18

-ii-

16.23	Offer	18
16.24	Amendments	18
16.25	Multiple Parties	18
16.26	Authority	18
16.27	Recordation	18
16.28	Intentionally Deleted	18
16.29	Landlord Renovations	18
16.30	WAIVER OF JURY TRIAL	19
16.31	Approvals	19

LANDLORD		20

TENANT		20

LANDLORD		1

TENANT		1

-iii-

Glossary

The following terms in the Lease are defined in the paragraphs opposite the terms.

Term	Defined in Paragraph
Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1
Building	1.2
Building Operating Expenses	4.2(b)
Code	12.1(a)
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)(x)
Hazardous Substance	6.2
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18
Operating Expenses	4.2
Party/Parties	1.1
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2
Requesting Party	15
Responding Party	15
Rules and Regulations	2.4,16.19
Security Deposit	1.7,5
Taxes	10.2
Tenant	1.1
Tenant Acts	9.2
Tenant Entities	6.2(c)
Tenant’s Share	1.5
Term	1.3
Use	6.1

AMB Property Corporation

Industrial Lease

1. Basic Provisions (“Basic Provisions”).

1.1 Parties. This Lease (“Lease”) dated January 5, 2007, is made by and between AMB Property, L.P., a Delaware Limited Partnership (“Landlord”) and FoxHollow Technologies, Inc., a Delaware corporation (“Tenant”) (collectively, the “Parties” or individually, a “Party”).

1.2 Premises. The premises (“Premises”), which are the subject of this Lease, are located in the industrial center commonly known as the Willow Park (the “Industrial Center”). The Premises are:

☒ Approximately 11,904 square feet of space commonly known as 1105 Hamilton Court, Menlo Park, California and as depicted on Exhibit A. This space is a part of the building (“Building”) which is also identified on Exhibit A.

or

☐ All of the building (“Building”) identified on Exhibit A and commonly known as 1105 Hamilton Court, Menlo Park, California.

If the Premises are all of the Building, there shall, for purposes of this Lease, be no distinction between the words “Premises” or “Building.” Tenant shall have nonexclusive rights to the Common Areas (as defined in Paragraph 2.2 below) but shall not have any rights to the roof, exterior walls, or utility raceways of the Building or to any other buildings in the Industrial Center. The Industrial Center consists of the Premises, the Building, the Common Areas, the land upon which they are located, and all other buildings and improvements within the boundaries of the Industrial Center.

1.3 Term. Commencing on the date of the last signature hereon (“Commencement Date”), and ending five (5) years after the Rent Commencement Date defined in Section 3.2 below (“Expiration Date”). It is anticipated that the Rent Commencement Date shall be February 1, 2007 (“Anticipated Rent Commencement Date”). It is acknowledged and agreed that Tenant shall have access to the Premises prior to the Rent Commencement Date only for the purposes set forth in Addendum One and Section 13 of the Exhibit F, if applicable. If the Expiration Date shall be on a day other than the last day of a month, the Term of this Lease shall be extended equal to the number of days required such that the Lease Term expires on the last day of the last month of the Lease Term.

1.4 Base Rent. Base Monthly Rent (“Base Rent”) shall commence on the Rent Commencement Date and shall be payable as follows:

Months		Monthly Base Rent
February 1, 2007 -	January 31, 2008	$ 6,547.20 NNN	(.55 psf NNN)
February 1, 2008 -	January 31, 2009	$ 6,785.28 NNN	(.57 psf NNN)
February 1, 2009 -	January 31, 2010	$ 7,023.36 NNN	(.59 psf NNN)
February 1, 2010 -	January 31, 2011	$7,261.44 NNN	(.61 psf NNN)
February 1, 2011 -	January 31, 2012	$ 7,499.52 NNN	(.63 psf NNN)

*Such dates shall be adjusted if the Rent Commencement Date is not February 1, 2007.

1.5 Tenant’s Share of Operating Expenses (“Tenant’s Share”).

(a) Common Area Operating Expenses	5.17% of Phase III-230,225 square feet
(b) Building Operating Expenses	9.91% of Building C-120,159 square feet

1.6 Tenant’s Estimated Monthly Rent Payment. Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease. The Estimated Total Monthly Payment, set forth below shall be paid upon the execution of this Lease for the first month of the Lease Term.

(a)	Base Rent (Paragraph 4.1)	$6,547.20
(b)	Operating Expenses (Paragraph 4.2, excluding Real Property Taxes, Landlord Insurance)	$897.00
(c)	Landlord Insurance (Paragraph 8.3)	$285.00
(d)	Real Property Taxes (Paragraph 10)	$852.00
(f)	Systems Replacement Fee (Paragraph 4.3)	$238.00

	Estimated Total Monthly Payment	$8,819.20

1.7 Security Deposit. $ 9,570.81 (“Security Deposit”).

1.8 Permitted Use (“Permitted Use”). The Premises shall be used solely for general office, administration and warehouse and legally related uses, and for no other purposes without Landlord’s written consent, but only to the extent permitted by the City in which the Premises are located and all agencies and governmental authorities having jurisdiction of the Premises.

1.9 Guarantor. Not applicable.

1.10 Addenda. Attached hereto are the following Addenda, all of which constitute a part of this Lease:

(a) Addendum 1: Early Possession and Inducement Recapture

(b) Addendum 1: Option to Extend

1.11 Exhibits. Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

Exhibit A:	Description of Premises.
Exhibit B:	Commencement Date Certificate.
Exhibit C:	Tenant Move-in and Lease Renewal Environmental Questionnaire
Exhibit D:	Move Out Standards
Exhibit E:	Rules and Regulations
Exhibit F:	Tenant Improvements
Exhibit G:	Declaration of Covenants, Conditions and Restrictions

1.12 Address for Rent Payments. All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord at the following address:

AMB Property, L.P., a Delaware Limited Partnership

c/o AMB Property Corporation

P.O. Box 301112

Los Angeles, CA 90030-1112

1.13 Brokers. Tenant represents that it has not dealt with any real estate brokers or agents other than NAI BT Commercial representing Landlord and Cornish & Carey Commercial representing Tenant (collectively the “Brokers”). The Brokers shall receive commissions pursuant to a separate listing agreement with Landlord.

2. Premises and Common Areas.

2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less. Landlord shall deliver the Premises to Tenant with the roof water-tight, the operating systems serving the Premises in good condition, the “Tenant Improvements” set forth in Exhibit “F” substantially completed and the items on Exhibit “D” in the condition specified therein. Landlord shall repair or correct, at its sole cost and expense, after receipt of Tenant’s written notice thereof, which notice must be delivered to Landlord within the first ninety (90) days after the Rent Commencement Date, any defects or deficiencies of the items set forth in the preceding sentence to the extent Tenant has not caused such defects or deficiencies. If Tenant fails to timely deliver to Landlord any such written notice of the aforementioned defects or deficiencies within said 90-day period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in this Lease.

2.2 Common Areas—Definition. “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

2.3 Common Areas—Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions, and restrictions governing the use of the Industrial Center.

2.4 Common Areas—Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19. Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Industrial Center, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights, and does not materially increase the obligations or decrease the rights of Tenant under the Lease.

2.5 Common Area Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Notwithstanding the foregoing, Landlord shall not do any of the foregoing to the extent the same would unreasonably interfere with Tenant’s use of the Premises, or materially increase the obligations or decrease the rights of Tenant under the Lease. In taking such actions, Landlord shall use commercially reasonable efforts to limit disruption to Tenant without incurring overtime expense.

2.6 Parking. At no additional cost, Tenant may use twelve (12) of the undesignated vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for such parking. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same. Tenant shall not use more parking spaces than such number. Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks and in no event shall Tenant or any of Tenant’s Representatives park or permit any parking of vehicles overnight. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord. Landlord may change the number of parking spaces and configuration of the parking areas at any time, and may assign reserved parking spaces to any tenant, in Landlord’s sole discretion, so long as doing so does not materially interfere with Tenant’s parking rights hereunder.

3. Term.

3.1 Term. The Commencement Date, Expiration Date, Rent Commencement Date and Term of this Lease are as specified in Paragraph 1.3.

3.2 Delay in Possession. Landlord shall use reasonable efforts to deliver the Premises to Tenant with the Tenant Improvements substantially completed as soon as reasonably practicable. If for any reason Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially completed by the estimated date of delivery, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant with the Tenant Improvements substantially completed as set forth in Exhibit F. Rent under the Lease shall commence (the “Rent Commencement Date”) on the later of February 1, 2007 and the earlier of (a) the date Tenant takes possession of the Premises for the conduct of Tenant’s business (as opposed to early occupancy for the purpose of preparing the Premises for occupancy) or (b) the date Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed as set forth in Exhibit F. If the Rent Commencement Date has not occurred on or before April 1, 2007 (with such date extended for each day of delay due to Tenant’s acts, failure to act, or omissions), then Tenant may by notice in writing to Landlord within 10 days after such date cancel this Lease and the parties shall be day period, Tenant’s right to cancel this Lease for such failure shall terminate.

3.3 Commencement Date Certificate. At the request of Landlord following the Rent Commencement Date, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as Exhibit B.

4. Rent.

4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as “Rent.” All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions, with the understanding that Landlord shall not include in the Operating Expenses, any expenses that are actually covered by the Systems Replacement Fee paid by Tenant pursuant to Paragraph 4.3 below.

(a) Except as excluded by Paragraph 4.3 below, “Operating Expenses” are all reasonable costs actually incurred by Landlord relating to the ownership and/or operation of the Industrial Center, Building, and Premises including, but not limited to, the following:

(i) Expenses relating to the ownership, management, maintenance, repair, replacement and/or operation of the Common Areas, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, rail spurs, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and/or tenant directories.

(ii) Water, gas, electricity, telephone, and other utilities not paid for directly by tenants of the Industrial Center.

(iii) Trash disposal, snow removal, janitorial, security and the management and administration of any and all portions of the Industrial Center, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located at the Industrial Center or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Industrial Center.

(iv) Intentionally Deleted

(v) Real Property Taxes.

(vi) Premiums and all applicable deductibles for the insurance policies maintained by Landlord under paragraph 8 below.

(vii) Routine annual environmental monitoring and insurance programs.

(viii) Monthly amortization of capital improvements to any portion of the Industrial Center. The monthly amortization of any such capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord’s reasonable estimate of the number of months of useful life of such improvement plus (b) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 10% or the maximum annual interest rate permitted by law.

(ix) Maintenance of the Industrial Center, including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof membrane, elevators, and fire detection and sprinkler systems.

(x) Heating, ventilating, and air conditioning systems (“HVAC”) the costs for which are not the sole responsibility of Tenant or another tenant of the Industrial Center.

(b) Tenant’s Share of Operating Expenses that are not specifically attributed to the Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a). Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b). Landlord, in its reasonable discretion, shall determine which Operating Expenses are Common Area Operating Expenses or Building Operating Expenses.

(c) The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services.

(d) Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant’s Share of the expenses set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual expenses incurred during the preceding year. If Tenant’s estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of expenses next becoming due. If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant’s Share of expenses to reflect Landlord’s estimate of such expenses for the year.

(e) Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Industrial Center; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the ownership and operation of all or any portion the Industrial Center); (iii) leasing commissions, advertising expenses, and other costs incurred in connection with the leasing of the Industrial Center or future leasing or re-leasing of any portion of the Industrial Center; (iv) depreciation of the Building or any other improvements situated within the Industrial Center; (v) any items for which Landlord is actually and directly reimbursed by any other tenant of the Industrial Center; (vi) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent Landlord receives compensation for such events or for which Landlord should have received compensation if Landlord had maintained insurance that is required to be maintained by the terms of this Lease; (vii) other than any interest charges as expressly provided for in this Lease, any interest or payments on any financing for any portion of the Industrial Center, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) any payments under a ground lease or master lease; (ix) costs as a direct result of the gross negligence, willful misconduct, breach of this Lease, or violation of any law by Landlord, or it’s respective agents, employees or contractors; (x) Costs to correct any construction defect in the Industrial Center or to cure any violations of any covenants, conditions, restrictions and encumbrances (“CC&R’s”), underwriter’s requirements, or laws applicable to the Industrial Center as of the Commencement Date; (xi) costs of any improvement of any portion of the Industrial Center for the exclusive use by another tenant; (xii) costs incurred in connection with negotiations or disputes with any other occupant of the Industrial Center; (xiii) costs incurred in connection with the presence of any Hazardous Substance, except to the extent caused by the release or emission of the Hazardous Substance in question by Tenant or Tenant Entities or for which Tenant is otherwise responsible under the provisions of this Lease; (xiii) costs of utilities and services of a type not offered to Tenant; (xiv) Costs which must be capitalized under generally accepted accounting principles, except as set forth in Section 4.2(a)(viii); (xv) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; (xvi) costs for which Landlord is reimbursed by others, or costs which Tenant pays directly to a third person; (xvii) expense reserves; and (xviii) any commercially unreasonable fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Industrial Center.

4.3 Systems Replacement Fee. Commencing on the Commencement Date of this Lease and continuing for the Term of this Lease, Tenant shall pay to Landlord, as part of Additional Rent, a non-variable monthly fee (“Systems Replacement Fee”) in the amount set forth in Section 1.6(f) above to compensate Landlord for the useful life depletion of the following systems (the “Systems”): replacement of the roof membrane, but not maintenance and repairs, which are part of Operating Expenses herein; the replacement or overlay of the parking lot and driveways but excluding repairs, patching and slurry sealing, which are part of Operating Expenses herein; complete HVAC unit replacement (including, without limitation, the HVAC in the Premises), but not repairs, maintenance, or replacement of components, which are part of Operating Expenses herein; and exterior painting or re-painting of an entire building located within the Industrial Center but not touch up painting or painting of other site items such as, without limitation, dock walls, curbs, speed bumps, roll up doors, etc., which are part of Operating Expenses herein. The Systems Replacement Fee does not include insurance deductibles with respect to the foregoing because of casualty or other insurable event, and such deductibles shall remain a part of Operating Expenses herein. The Systems Replacement Fee shall not be subject to reconciliation by Landlord pursuant to Paragraph 4.2(d) herein. Therefore, Tenant shall not be liable for the costs and expenses incurred by Landlord for such Systems replacement which are in excess of the Systems Replacement Fee, nor shall Landlord be liable for reimbursements to Tenant to the extent the Systems Replacement Fee paid is more than the costs and expenses actually incurred by Landlord to replace such Systems.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss, or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the Term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.

6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord’s insurance. Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas. Tenant shall not store foods, pallets, drums, or any other materials outside the Premises Tenant’s use is subject to, and at all times Tenant shall comply with any and all Applicable Requirements, defined below. Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises or Tenant’s rights under the Lease. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Industrial Center, including without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent thereto, which consent may be given or withheld in Landlord’s sole discretion.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term, “Hazardous Substance,” as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; or (ii) regulated or monitored by any governmental authority. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination, injury, and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under, or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, and agents of the foregoing (“Landlord Entities” or “Landlord Entity”) and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance on or brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as “Tenant Entities” or “Tenant Entity”). Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant’s obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier termination of this Lease.

(d) Tenant’s Exculpation. Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of this Lease with respect to any claim, cost, expense or damage resulting from any Hazardous Substance now or hereafter present upon the Industrial Center to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or by a Tenant Entity; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including, without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Tenant or any Tenant Entity contributes to the presence of such Hazardous Substances or Tenant and/or any Tenant Entity exacerbates the conditions caused by such Hazardous Substances, or (b) Tenant and/or any Tenant Entity allows or permits persons over which Tenant or any Tenant Entity has control and/or for which Tenant or any Tenant Entity are legally responsible for, to cause such Hazardous Substances to be present in, on, under, through or about any portion of the Premises, the Building or the Industrial Center, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any Tenant Entity has control and/or for which Tenant or any Tenant Entity are legally responsible for causing the presence of Hazardous Substances in, on, under, through or about any portion of the Premises, the Building or the Industrial Center.

6.3 Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently, and in a timely manner comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Regardless of the foregoing, if any capital improvements are required to be made to Premises because of a change in Applicable Requirements following the Commencement Date or because of the adoption of new Applicable Requirements following the Commencement Date, Landlord shall perform such alteration unless the alterations are required because of (a) Tenant’s unique and specific use of the Premises as opposed to general warehouse, storage, administration and office use, (b) alterations performed by or on behalf of Tenant, or (c) Tenant’s default under this Lease; in which case Tenant shall be responsible for performing such alterations.

6.4 Inspection; Compliance with Law. In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times with reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements by Tenant or Tenant Entities exists or is imminent, or the inspection is requested or ordered by a governmental authority in connection with Tenant’s use of Hazardous Substances, in which case Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

6.5 Tenant Move-in Questionnaire. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s Move-in and Lease Renewal Environmental Questionnaire (the “Tenant Move-in Questionnaire”), a copy of which is attached hereto as Exhibit C and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord (hat the information on the Tenant Move-in Questionnaire is true and correct and accurately describes the use(s) of Hazardous Substances which will be made and/or used on the Premises by Tenant.

7. Maintenance, Repairs, Trade Fixtures and Alterations.

7.1 Tenant’s Obligations. Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 8.4 (Waiver of Subrogation), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of (he foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, ventilating, air conditioning electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises’ fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant’s obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair. Tenant’s replacement obligations shall not include systems which are covered by the Systems Replacement Fee set forth in paragraph 4.3 above. Tenant shall also be solely responsible for the cost of all repairs and replacements caused by the negligent acts or omissions or intentional misconduct by Tenant or Tenant’s employees, contractors, agents, guests or invitees. If Tenant refuses or neglects to perform its obligations under this paragraph to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time perform the same without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof. If Landlord performs any such obligations, Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor.

7.2 Landlord’s Obligations. Subject to the provisions of Paragraph 6 (Use) Paragraph 7 1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to the reimbursement requirements of Paragraph 4.2, shall maintain and repair the roof structure foundations and the structure of the exterior walls of the Building and other structural portions of the Building (excluding the slab). Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall maintain and repair the Building roof membrane, Common Areas, and utility systems within the Industrial Center which are outside of the Premises. In addition, Landlord may, in Landlord’s sole discretion, and at Tenant’s sole cost (except as set forth in paragraph 4.3 above), elect to contract for all or any portion of the maintenance, repair and/or replacement of the HVAC systems serving the Premises.

7.3 Alterations. Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, the “Alterations”) to the Premises without the prior written consent of Landlord, except for Alterations that cumulatively cost less than Fifteen Thousand Dollars ($15,000.00) per year and which do not affect (he Building systems or the structural integrity or structural components of the Premises or the Building. In all events, Tenant shall deliver at least ten (10) days prior notice to Landlord from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility and Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All Alterations shall be at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured, and bondable contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), and all recorded matters and rules and regulations of the Industrial Center. In addition, all work with respect to any Alterations must be done in a good and workmanlike manner. Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall not create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any laws, ordinances rules and regulations of governmental agencies or authorities. In performing the work of any such Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the Industrial Center or the Common Areas for any other tenant of the Industrial Center, and as not to obstruct the business of Landlord or other tenants in the Industrial Center, or interfere with the labor force working in the Industrial Center. As Additional Rent hereunder, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual and reasonable legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord a fee equal to five percent (5%) of the total cost of the Alterations. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant in accordance with the terms of this Lease immediately upon completion thereof. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien, as Landlord shall reasonably require to protect Landlord and the Industrial Center from and against any loss from any mechanic’s, materialmen’s or other liens. If the estimated cost of the work by Tenant shall exceed $150,000, Landlord may also require surety company performance and/or payment bonds to assure payment of the costs thereof.

7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear, and damage from casualty (that is not the Tenant’s responsibility to restore under Section 9.2), excepted, and in accordance with the Move Out Standards set forth in Exhibit D to this Lease. Without limiting the generality of the above, Tenant shall remove all tenant improvements designated by Landlord in Landlord’s sole discretion (other than the Tenant Improvements), personal property, trade fixtures, and floor bolts, patch all floors, and cause all lights to be in good operating condition.

If Tenant requests, in writing, at the time Tenant requests permission to perform Alterations, whether Landlord will require the removal of the same upon expiration of the Lease Term, Landlord shall indicate in writing at the time of granting any consent, which Alterations or part thereof shall be removed by Tenant at the end of the Term upon Expiration or termination of this Lease and any failure to do so shall be deemed that Landlord requires Tenant to remove such Alterations upon surrender of the Premises by Expiration or termination of this Lease.

8. Insurance; Indemnity.

8.1 Payment of Premiums and Deductibles. The cost of the premiums and all applicable deductibles for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

8.2 Tenant’s Insurance.

(a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i) Commercial General Liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 general aggregate for bodily injury, personal injury, and property damage. Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

(ii) Workers’ Compensation insurance with statutory limits and Employers Liability with a $ 1,000,000 per accident limit for bodily injury or disease.

(iii) Automobile Liability insurance covering all owned, non-owned, and hired vehicles with a $ 1,000,000 per accident limit for bodily injury and property damage.

(iv) Property insurance against “all risks” at least as broad as the current ISO Special Form policy, excluding earthquake and flood, for loss to any tenant improvements or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense.

(b) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

(c) All insurance required under Paragraph 8.2(a)(i) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best’s Key Rating Guide and (ii) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage and 10 days for nonpayment of premiums, to said additional insureds.

8.3 Landlord’s Insurance. Landlord shall maintain “all risks” coverage as broad as the current ISO Special Form policy, covering the buildings within the Industrial Center, in an amount of not less than eighty percent (80%) of the “replacement cost” thereof. In addition, Landlord may maintain, in Landlord’s sole discretion, earthquake and flood coverage, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any such insurance or coverage except as required above.

8.4 Waiver of Subrogation. Notwithstanding anything to the contrary, to the extent permitted by law, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage or which could be realized from such insurance coverage.

8.5 Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or contractors or a breach of the Lease by Landlord, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys’ fees) incurred by reason of:

(a) any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged negligence or willful misconduct of Tenant, its agents, servants, employees, invitees, contractors, suppliers, subtenants, or visitors or a breach of this Lease by Tenant;

(b) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c) Tenant’s failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises or its occupancy; or

(d) any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

8.6 Exemption of Landlord from Liability. Except to the extent caused by the gross active or gross passive negligence or willful misconduct of Landlord or its agents or contractors or breach of this Lease by Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors invitees customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect (passive or active) of any other tenants of Landlord or any subtenant or assignee of such other tenants nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord’s negligence (active or passive), gross negligence (active or passive), or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God or war, violence or insurrection, including, but not limited to, those caused by earthquakes, hurricanes, storms, drought floods acts of terrorism, and/or riots.

9. Damage or Destruction.

9.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises upon discovery thereof. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is or will be substantial interference for a period exceeding one hundred eighty (180) consecutive days with the conduct by Tenant of its business at the Premises, then either party, at any time prior to commencement of repair of the Premises may terminate this Lease effective thirty (30) days after delivery of written notice to the other party. Further, if any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Premises. Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy with respect to any such damage regardless of the cause thereof. If the Lease is not terminated following damage due to a casualty as provided herein Landlord shall restore the Premises to substantially the same condition in which they existed immediately prior to the casualty subject to applicable laws.

9.2 Damage Caused by Tenant. Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any negligent act or omission of Tenant or of any of Tenant’s agents employees, customers, invitees, or contractors (“Tenant Acts”). Any damage resulting from a Tenant Act that is not covered by insurance maintained or required to be maintained hereunder shall be promptly repaired by Tenant. Landlord at its option may at Tenant’s expense repair any such damage caused by Tenant Acts as referred to in the immediately preceding sentence. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act to the extent the same are not actually reimbursed by insurance and would not have been reimbursed by insurance required to be maintained by Landlord under this Lease.

10. Real Property Taxes.

10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Industrial Center or Building, (b) any interest of Landlord in the Industrial Center or Building, and/or (c) Landlord’s right to rent or other income from the Industrial Center or Building. Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes,” and (c) any fees, expenses, or costs (including reasonable attorneys’ fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date. “Real Property Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (c) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5 Tenant’s Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon. For any such utility fees or services that are not billed or metered separately to Tenant, including without limitation, water and sewer charges, and garbage and waste disposal (collectively, “Utility Expenses”), Tenant shall pay to Landlord Tenant’s Share of Utility Expenses. If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services. If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense. Tenant shall also pay Tenant’s Share of any assessments, charges, and fees included within any tax bill for the lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees, sewer use fees, and any other similar fees or charges.

12. Assignment and Subleasing.

12.1 Prohibition. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), assign, mortgage, hypothecate, encumber, grant any license or concession pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (all of the foregoing are sometimes referred to collectively as Transfers and any person to whom any Transfer is made or sought to be made is sometimes referred to as a Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section.

A. Permitted Transfers. The assignment or subletting by Tenant of this Lease or the Premises to (i) a parent wholly owning Tenant or subsidiary wholly owned by Tenant, (ii) any entity into which Tenant is merged or consolidated, or (iii) a purchaser of all or substantially all of the assets or capital stock of Tenant (all such persons or entities being sometimes herein referred to as “Permitted Transferees”) shall not be deemed a Transfer under this Section (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent; Landlord shall not have any right to receive any transfer premium in connection therewith; and Landlord shall not have any recapture rights), provided in all instances that:

(a) any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section or Lease;

(b) Tenant gives Landlord prior written notice of any such assignment or sublease;

(c) any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease;

(d) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease; and

(e) The net worth of Permitted Transferee after the transfer is equal to or greater than that of the Tenant immediately prior to the transfer and Tenant shall provide evidence of the same to Landlord.

12.2 Request for Consent. If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the “Proposed Effective Date”) the following information and documents (the “Tenant’s Notice”): (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, financial statements for the previous three (3) most recent consecutive fiscal years if available (audited or non-audited as the case may be); (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require. Tenant shall give Landlord the Tenant’s Notice by registered or certified mail addressed to Landlord at Landlord’s Address specified in the Basic Lease Information. Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer. If Landlord fails to respond to Tenant’s Notice within Landlord’s Response Period, then, after Tenant delivers to Landlord fifteen (15) days written notice (the “Second Response Period”) and Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.

12.3 Criteria for Consent. Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is then currently in default of its obligations under this Lease beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the “Plans and Specifications”) and obtain Landlord’s written consent thereto, and (2) comply with all Landlord’s reasonable conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) the proposed Transferee is a governmental agency or unit, (g) the proposed Transfer would violate any “exclusive” rights of any occupants in the Industrial Center or cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) Landlord or Landlord’s agent has shown space in the Industrial Center to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee’s agent concerning availability of space in the Industrial Center, at any time within the preceding six (6) months, (i) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Industrial Center, or increasing the expenses associated with operating, maintaining and repairing the Industrial Center, or (j) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord.

12.4 Effectiveness of Transfer and Continuing Obligations. Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit C hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s form of Consent to Assignment or Consent to Sublease as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease (if the Transferee is a subtenant such obligations shall only apply to the space so sublet and the Rent set forth in the Sublease). No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer. The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. If Tenant is a business entity that is not publicly traded, the direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to all the provisions hereof and in such event, it shall be a condition to Landlord’s consent to such ownership change that such entities or persons acquiring such ownership interest assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entities and persons shall execute all documents reasonably required to effectuate such assumption). Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord (which shall be in Landlord’s sole discretion). Any transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease. As Additional Rent hereunder, Tenant shall pay to Landlord each time it requests a Transfer, an administrative fee in the amount of one thousand dollars ($1,000) and, in addition, Tenant shall promptly reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.

12.5 Recapture. In the event of an assignment of the Lease or a sublease in the aggregate of more than fifty percent (50%) of the Premises for substantially the remainder of the term of the Lease, Landlord may, as a condition to its consent recapture the Subject Space described in the Tenant’s Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any other portion of the Industrial Center. If this Lease is terminated pursuant to the foregoing provisions with respect to less man the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

12.6 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, seventy-five percent (75%) of any Transfer Premium after the payment of reasonable and customary real estate commissions and costs of altering the Premises for such assignee or subtenant with such expenses to be amortized (on a straight line basis) and deducted from the profits over the term of the sublease in the event of a sublease. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease.

12.7 Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

12.8 Special Transfer Prohibitions. Notwithstanding anything set forth above to the contrary, Tenant may not (a) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (b) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

13. Default; Remedies.

13.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a) The abandonment of the Premises by Tenant;

(b) Failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continuing for a period of 3 days after the same is due;

(c) A general assignment by Tenant or any guarantor for the benefit of creditors;

(d) The filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant’s creditors or guarantors where any such involuntary action is not released or discharged within sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises where any such involuntary action is not released or discharged within sixty (60) days;

(f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g) Any breach by Tenant of its covenants under Paragraph 6.2; and

(h) Failure in the performance of any of Tenant’s covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 20 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 20-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion.

13.2 Remedies. In the event of any Default by Tenant, Landlord shall have any or all of the following remedies:

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate, hi the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions with respect to the remaining term of the Lease; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to Subparagraphs (c) and (d) above, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to

Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(g) Notice Provisions. Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161 (provided that Landlord gives such notice in the manner required by California Code of Civil Procedure Section 1162), and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Should Landlord prepare any notice to Tenant for failure to pay rent, additional rent or perform any other obligation under the Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $75.00 which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 4 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, should Landlord be unable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord’s inability to negotiate such item(s). Notwithstanding the foregoing, Tenant shall be entitled to one (1) notice with a five (5)-day cure period, during the Lease Term, before any late charges accrue. Following such one notice, Landlord shall not be required to provide any further such late notices for a late charge to become due.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.

15. Estoppel Certificate and Financial Statements.

15.1 Estoppel Certificate. Each party (herein referred to as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to Landlord, or any of Landlord’s lenders or any prospective purchasers of the Premises or the Industrial Center as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party. Should Tenant fail to deliver an executed and acknowledged estoppel certificate to Landlord as prescribed herein, Tenant hereby authorizes Landlord to act as Tenant’s attorney-in-fact in executing such estoppel certificate or, at Landlord’s option, Tenant shall pay a fee of $100.00 per day (“Estoppel Delay Fee”) for each day after the 10 days’ written notice in which Tenant fails to comply with this requirement.

15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16. Additional Covenants and Provisions.

16.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4 Landlord Liability. Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Industrial Center (including proceeds from the sale thereof or rental proceeds therefrom). Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

16.5 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

16.6 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or courier service) or may be sent by regular, certified, or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6. The addresses noted adjacent to a Parry’s signature on this Lease shall be that Parry’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 3 business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or an overnight courier that guarantees next day delivery shall be deemed given 1 business day after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

16.8 Waivers. No waiver of a default by either party shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent default of the same or any other term, covenant, or condition hereof. In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action (including, without limitation, an unlawful detainer action) has been filed by Landlord thereon, shall not be deemed a waiver of Landlord’s rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant’s breach of the Lease (except for the breach or failure to make the specific payment of rent accepted by Landlord).

16.9 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant’s right to possession shall terminate on 30 days notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11 Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only to the extent accruing during their respective period of ownership of an interest in the Building. In the event of any transfer or transfers of such title to the Building, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter accruing.

16.13 Attorneys’ Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys’ fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all actual and reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

16.14 Landlord’s Access: Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs, and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant. Any such entry by Landlord and Landlord’s agents shall be on at least one (1) business day’s prior notice, shall comply with all reasonable security measures of Tenant and shall not impair Tenant’s operations more than reasonably necessary. Landlord shall not show the Premises to prospective Tenants prior to the last 180 days of the Lease term.

16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs on the exterior of the Premises as are reasonably required to advertise Tenant’s own business so long as such signs are in a location reasonably acceptable to Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

16.16 Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest.

16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

16.18 Subordination; Attornment: Non-Disturbance

(a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of Landlord’s failure to perform and a reasonable time (not less than 30 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.

(b) Attornment. Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits unless actually received or be bound by prepayment of more than one month’s rent.

(c) Non-Disturbance. With respect to a Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving commercially reasonable assurance (a “nondisturbance agreement”) from the Mortgage holder that Tenant’s possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

(d) Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by, all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. The current Rules and Regulations are attached hereto as Exhibit E. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Industrial Center.

16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties.

16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

16.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27 Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

16.28 Intentionally Deleted.

16.29 Landlord Renovations. Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, the “Renovations”) portions of the Building, Premises, Common Areas and the Industrial Center, including without limitation, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Industrial Center, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building; provided, however, Landlord shall in all events provide access to the Premises and shall remove any such debris within a commercially reasonable time. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or contractors or a breach of the Lease by Landlord, Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property,

Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations. Notwithstanding the foregoing, Landlord shall not do any of the foregoing to the extent the same would unreasonably interfere with Tenant’s use of the Premises or materially increase the obligations or decrease the rights of Tenant under the Lease. In taking such actions, Landlord shall use commercially reasonable efforts to limit any disruption to Tenant.

16.30 WAIVER OF JURY TRIAL. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT UNDER THIS LEASE TENANT’S USE OR OCCUPANCY OF THE PREMISES, THE BUILDING OR THE PARK AND/OR ANY CLAIM OF INJURY, LOSS OR DAMAGE UNDER THIS LEASE.

16.31 Approvals. Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed (except as otherwise specifically provided in the Lease).

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

LANDLORD			TENANT

AMB Property, L.P.			FoxHollow Technologies Inc.,
A Delaware limited partnership			a Delaware corporation

By:	AMB PROPERTY CORPORATION		By:	/s/ Ron Steckel
	A Maryland corporation, its general partner		Its:	COO
			Date:	1/5/07
	By:	/s/ Amy Pallas
		John Rossi	By:	/s/ Matt Ferguson
			Its:	CFO/Assistant Secretary
	Its:		Date:	1/5/07
Senior Vice President
Tenant’s Address:
Date:	1-9-07
740 Bay Road
Redwood City, California 94063
Attn: Vice President and CFO

Landlord’s Address:

AMB Property, L.P., a Delaware Limited Partnership

c/o AMB Property Corporation

Pier 1, Bay 1

San Francisco, California 94111

With a copy to:

AMB Property

1360 Willow Road, Suite 100

Menlo Park, CA 94025

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit A

Description of Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated January 5, 2007(the “Lease”), by and between AMB Property, L.P., a Delaware Limited Partnership] (“Landlord”) and FoxHollow Technologies Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises commonly known as 1105 Hamilton Court, Menlo Park, California (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. If set forth below (or attached), the cross-hatched area depicts the Premises within the Industrial Center:

Exhibit B

Commencement Date Certificate

Landlord:	AMB Property, L.P., a Delaware Limited Partnership

Tenant:	FoxHollow Technologies Inc., a Delaware corporation

Lease Date:	January 5, 2007

Premises:	1105 Hamilton Court, Menlo Park, California

Tenant hereby accepts the Premises as being in the condition required under the Lease, subject to Section 2 1 of the Lease.

The Commencement Date of the Lease is                     , 2007.

The Rent Commencement Date of the Lease is                     , 2007.

The Expiration Date of the Lease is                     , 2012.

LANDLORD			TENANT

AMB Property, L.P.			FoxHollow Technologies Inc.,
A Delaware limited partnership			a Delaware corporation

By:	AMB PROPERTY CORPORATION		By:
	A Maryland corporation, its general partner		Its:
Date:
By:
		John Rossi	By:
Its:
	Its:		Date:
Senior Vice President
Tenant’s Address:

Date:			740 Bay Road
Redwood City, California 94063
Attn: Vice President and CFO

Landlord’s Address:

AMB Property, L.P., a Delaware Limited Partnership

c/o AMB Property Corporation

Pier 1, Bay 1

San Francisco, California 94111

With a copy to:

AMB Property

1360 Willow Road, Suite 100

Menlo Park, CA 94025

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The document must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.

Exhibit C

Tenant Move-in and Lease Renewal Environmental Questionnaire

for Commercial and Industrial Properties

Property Name: The Willow Park Business Park

Premises Address: 1105 Hamilton Court, Menlo Park, California

Exhibit C to the Lease Dated January 5, 2007

Between

AMB Property, L.P., a Delaware Limited Partnership

(“Landlord”)

and

FoxHollow Technologies Inc., a Delaware corporation,

(“Tenant”)

Instructions: The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to allnew leases and renewals, and forwarded to the Owner’s Risk Management Department. Please print clearly and attach additional sheets as necessary.

1.0	Process Information

Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

Warehouse for finished Goods.
Distribution for order Fulfillment.

2.0	Hazardous Materials

Are hazardous materials used or stored? If so, continue with the next question If not, go to Section 3.0.

2.1	Are any of the following materials handled on the property?	Yes	No X

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2.2	If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas	Usage	Container Size	Number of Containers	Total Quantity
N/A

2.3	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

N/A

3.0	Hazardous Wastes

Are hazardous wastes generated?	Yes No X

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

☐ Hazardous Waste	☐ Industrial Wastewater
☐ Waste Oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

3.2	List and quantify the materials identified in Question 3-1 of this section. Attach separate pages as necessary.

Waste Generated	RCRA listed Waste	Source	Approximate Monthly Quantity	Waste Characterization	Disposition
N/A

3.3	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number
N/A

3.4 Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?	Yes No X

If so, please describe.

4.0	USTS/ASTS

4.1    Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or, required for planned operations (new tenants)?

Yes No X

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection / spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel) Fiberglass, etc.)	Associated Leak Detection/Spill Prevention Measures*
N/A

*	Note: The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4.2	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.3 Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes No X

If so, please attach a copy of the required permits.

4.4	If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

N/A

4.5 If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property?	Yes No X

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.)

4.6 For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes No X

For new tenants, are installations of this type required for the planned operations?	Yes No X

If yes to either question, please describe.

5.0	Asbestos Containing Building Materials

Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	Regulatory

6.1 For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations?	Yes No X

If so, please describe.

6.2    For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property?

Yes No X

If so, please describe.

6.3 Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes No X

If so, please attach a copy of this permit.

6.4 For Lease renewals, have there been any complaints from the surrounding community regarding facility operations?	Yes No X

Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility?	Yes No X

If so, please describe status and any corrective actions taken. Please attach additional pages as necessary.

6.5 Has a Hazardous Materials Business Plan been developed for the site?	Yes No X

If so, please attach a copy.

6.6 Are any environmental documentation, chemical inventory, or management plan required by the local Fire Department or Health Department?	Yes No X

If so, please attach a copy.

Certification

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:	/s/ James Ferenz

Name:	James Ferenz

Title:	Senior Manager, Facilities OPS

Date:	1/5/2007

Telephone:	(650) 218-3493

Please forward the completed questionnaire to:

Mr. Steve Campbell

AMB Property. L.P.

Pier 1, Bay 1

San Francisco, CA 94111

Exhibit D

Move Out Standards

This “Move Out Standards” (Exhibit D) is dated January 5, 2007, for the reference purposes only and is made between AMB Property, L.P., a Delaware Limited Partnership (“Landlord”), and FoxHollow Technologies Inc., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1105 Hamilton Court, Menlo Park, California, (the “Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of this Lease, and in addition to any other provisions of the Lease regarding surrender of the Premises, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under the Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord. If Tenant fails to remove its personal property, fixtures or alterations or additions upon the expiration or earlier termination of the Lease, the same shall be deemed abandoned and shall become the property of Landlord. Tenant shall be liable to Landlord for all costs and damages incurred by Landlord in removing, storing or selling such property, fixtures, alterations or additions and in restoring the Premises to the condition required pursuant to the Lease.

Notwithstanding anything to the contrary in the Lease, Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall includes, but is not limited to, the following:

1. Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2. Dock Levelers & Roll-Up Doors:	Should be in good working condition.

3. Dock Seals:	Free of tears and broken backboards repaired.

4. Warehouse Floor:	Free of stains and swept with no racking bolts and other protrusions left in the floor. Cracks should be repaired with an epoxy or polymer.

5. Tenant-Installed Equipment & Wiring:	Removed and space returned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

6. Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7. Roof:	Any tenant-installed equipment must be removed and roof penetrations as a result thereof properly repaired by licensed roofing contractor. Active leaks as a result thereof must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

8. Signs:	All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9. Heating & Air Conditioning System:	A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers and HVAC systems are operational and in good and safe operating condition.

10. Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.

11. Upon Completion:	Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtain final Landlord inspection of Premises which, in turn, will facilitate refund of security deposit.

Exhibit E

Rules & Regulations

This Exhibit (Exhibit E) is dated January 5, 2007, for the reference purposes only and is made between AMB Property, L.P., a Delaware Limited Partnership (“Landlord”), and FoxHollow Technologies Inc., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1105 Hamilton Court, Menlo Park, California, (the “Premises”). The terms, conditions and provisions of this Exhibit E are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.

6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.

9. Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

10. No person shall go on the roof without Landlord’s permission.

11. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building (except in the Premises), the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

17. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

18. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

Exhibit F

Tenant Improvements

This document, entitled “Tenant Improvements”, is a part of the Lease dated January 5, 2007, (the “Lease”), by and between AMB Property, L.P., a Delaware limited partnership, (“Landlord”) and FoxHollow Technologies Inc., Inc. a Delaware corporation (“Tenant”) for the leasing of certain premises commonly known as 1105 Hamilton Court Menlo Park, California (the “Premises”).

1. Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Building of which the Premises are a part in accordance with Section 2 below and pursuant to the terms of this Exhibit F.

2. Definition. The Tenant Improvements shall include only those interior improvements to be made to the Premises as specified in this Section 2 below and as are depicted on the plan attached as Exhibit F-l and described on Exhibit F-2 (collectively, the “Initial Plans”). Such work as shown in the Initial Plans shall be hereinafter referred to as the “Work”. Landlord shall not be obligated to pay for any improvements which are not expressly set forth herein. Tenant shall be required to execute or initial any plans Landlord shall prepare for the work or submit to the City for issuance of a permit acknowledging the Work that is to occur.

3. Tenant Improvement Costs. Landlord shall pay for the Tenant Improvements set forth on the Initial Plans.

4. Building Standard Work. The Tenant Improvements shall be at least equal, in quality, to Landlord’s building standard materials, quantities and procedures then in use by Landlord (“Building Standards”) and shall consist of improvements which are generic in nature. The Premises are currently constructed according to the Building Standards.

5. Other Costs. Landlord shall not be obligated to pay for any Tenant Improvements which are not specifically set forth in Section 2 above.

6. Tenant Access. Landlord, upon receipt of a written request from Tenant, shall grant Tenant a license to have access to the Premises prior to the Completion Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant’s use and (the “Tenant’s Pre-Occupancy Work”). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(a) Tenant shall give to Landlord a written request to have such access not less than five (5) business days prior to the date on which such proposed access will commence (the “Access Notice”). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant’s Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines and damages which may arise in connection with Tenant’s Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant’s Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant’s lien-free completion of Tenant’s Pre-Occupancy Work.

(b) Such pre-term access by Tenant and Tenant’s employees, agents, contractors, consultants, workmen, mechanics suppliers and invitees shall be subject to scheduling by Landlord.

(c) Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Work and any additional work pursuant to approved Change Orders, Landlord’s work in other areas of the Building or the Industrial Center, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours’ prior written notice to Tenant.

(d) Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage that may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Work or the additional work related to any approved Change Orders caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics suppliers and invitees. In the event that the performance of Tenant’s Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord’s standard rates then in effect

Exhibit F-1

Space Plan

Exhibit F-2

Description of Tenant Improvements To Be Provided By Landlord

a.	Install new standard carpet and baseboard in all of the office areas.

b.	Convert the existing office behind the restrooms into a lunch room with new VCT on the floor and a new sink and lower cabinetry.

c.	Patch any holes in the back warehouse area.

d.	Clean and put a sealer in the back warehouse area within the premises.

Exhibit G

Willow Park

Declaration of Covenants, Conditions and Restrictions

This Declaration of Covenants, Conditions and Restrictions (hereinafter called “Declaration”) is made this twenty-fifth day of August 1979, by Lincoln Property Company No. 238, A California Limited Partnership (Phases 1 & 2); Lincoln Property Company No. 287, Ltd., A California Limited Partnership (Phase 3); Lincoln Property Company No. 355, Ltd., A California Limited Partnership (Phase 4); Lincoln Property Company No. 440, Ltd., A California Limited Partnership (Phase 5); Lincoln Property Company No. 1179, A California Limited Partnership (Phase 6); Lincoln Property Company No. 2036 Limited Partnership, A California Limited Partnership (Phase 7) (hereinafter called “Lincoln Property Company”).

Recitals

1. Declarant is, or at the time of recording this Declaration will be, the Owner in fee of all that certain real property which is situated in the City of Menlo Park, County of San Mateo, State of California described on the map (hereinafter called “Map”) entitled “Menlo Industrial Center, Menlo Park, California” which Map is filed in the office of the Recorder of the County of San Mateo, State of California on October 1, 1979, in Book No. 99 of Maps, at pages 81, 82 and 83.

2. As Owner of the real property described in Paragraph 1 of these Recitals, Declarant has executed this Declaration for the purpose of imposing upon all portions of said real property (other than Parcel E as shown on the Map) a general plan of improvement for the benefit of said real property (other than said Parcel E) and its present and future owners. Said real property (other than Parcel E) is hereinafter called the “Property.”

NOW, THEREFORE, Declarant hereby declares that the Property is now held, and shall hereafter be held, developed, encumbered, hypothecated, transferred, sold, leased, conveyed, improved, used and occupied subject to the covenants, conditions, restrictions and limitations hereinafter set forth, all of which are declared to be in furtherance of a plan for the development and operation of a landscaped business and industrial park and are established for the purpose of enhancing and protecting the value, attractiveness and desirability of the Property and every part thereof. Each of the covenants, conditions, restrictions and limitations set forth herein shall run with the land, and every part thereof, and shall burden as well as inure to the benefit of and pass with each and every portion of the Property hereinafter developed, encumbered, hypothecated, transferred, sold, leased, conveyed, improved, used or occupied and shall apply to and bind any and all parties having or acquiring any right, title, license or interest in the Property or any part thereof.

Article I

Definitions

Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Declaration, have the meanings herein specified.

1.1 Building. “Building” shall mean the principal structure or structures on any Site, including all garages, outside platforms, outbuildings, docks and the like.

1.2 Declarant. “Declarant shall mean Lincoln Property Company, its successors and assigns. Declarant’s assigns shall be deemed to include any party whom Declarant designates, by means of a notice recorded in the Official Records of San Mateo County, as the party who, from and after the date such notice is recorded, will perform Declarant’s functions under this Declaration.

1-3 Deed of Trust. “Deed of Trust” shall mean, with respect to any portion of the property, a duly recorded Deed of Trust, mortgage or other instrument which created a lien on the portion of the Property is describes.

1-4 Improvements. “Improvements” shall mean and include without limitation buildings, outbuildings, pedestrian and vehicle access facilities, parking areas, loading areas, fences, walls, hedged mass plantings, landscaping, poles, signs and any structures of any type or kind.

1.5 Owner. “Owner” shall mean any person, firm, corporation or other legal entity (including Declarant) which owns fee title to a Site, as shown by the Official Records of the County of San Mateo; provided, however, that the term “Owner” shall not include a mortgage or beneficiary under a deed of trust holding a security interest in a Site unless such mortgagee or beneficiary is in actual physical possession of the Site. Whenever this Declaration creates or imposes an obligation with respect to a Site, the Owner of the Site shall be responsible for the timely and proper performance of the obligation, notwithstanding any delegation of such responsibility by lease, contract, or otherwise to another party.

1.6 Property. “Property” shall mean that certain real property subject to the covenants, conditions and restrictions set forth herein, namely, that real property described on Exhibit A attached hereto and incorporated herein.

1.7 Site. “Site” shall mean a continuous area of land within the Property which is owned of record by the same Owner, whether shown as one parcel on any recorded map or as a combination of parcels or of portions thereof.

Article II

Regulation of Uses

2.1 Permitted Uses. Unless otherwise specifically prohibited herein, or by applicable law, any business/industrial use will be permissible if it does not constitute a nuisance to adjacent Sites. Permitted uses will include, but not be limited to, manufacturing, warehousing, distribution, cartage, processing, storage, wholesaling, office, laboratory, professional and research and development.

2.2 Nuisance. No noxious or offensive activity shall be carried on nor shall anything be done on any Site which may be or become an annoyance or nuisance to the Owners or occupants of other Sites, or which will be offensive to the Owners or occupants of other Sites by reason of odor, fumes, discharge of any chemical or industrial waste above or below ground, dust, dirt, fly-ash, smoke, noise, glare or which will be hazardous by reason of danger of fire or explosion or any other hazard.

2.3 Right of Entry. During reasonable hours and subject to reasonable security requirements, Declarant or its authorized representative shall have the right to enter upon and inspect any Building and/or Site and the Improvements thereon for the purpose of ascertaining whether or not the provisions of this Declaration have been or are being complied with and shall not be deemed guilty of trespass by reason of such entry.

Article III

Regulation of Improvements

3.1 Minimum Setback Lines.

(a) General. No Improvement and no part thereof shall be placed on any Site closer to a property line than herein provided. The following Improvements are specifically excluded from these setback provisions:

(1) Roof overhang, subject to the specific approval of Declarant in writing.

(2) Steps and walks.

(3) Paving and associated curbing, except that vehicle parking areas shall not be permitted within ten (10) feet of the street property line or lines.

(4) Fences, except that no fence shall be placed within the street setback area unless specific approval is given by Declarant in writing.

(5) Landscaping.

(6) Planters, not to exceed three (3) feet in height.

(7) Railroad spur tracks, switches and bumpers, provided that the location of such tracks, switches and bumpers is specifically approved by Declarant in writing.

(8) Displays identifying the Owner, Lessee or occupant, subject to the specific approval of Declarant in writing.

(b) Setback from interior property lines. No setback is established from a rear or side interior property line. The interior lot lines for a comer lot shall be considered to have a real property line.

(c) Setback Street Property Lines. The setback line is established as twenty (20) feet from property line on all streets on the property.

3.2 Completion of Construction. After commencement of construction of any Improvement, the Owner shall diligently prosecute the work thereon to the end that the Improvement shall not remain in a partly finished condition any longer than reasonably necessary for the completion thereof.

3.3 No excavation shall be made except in connection with construction of an Improvement, and upon completion thereof, exposed openings shall be backfilled and disturbed ground shall be graded and leveled.

3.4 Landscaping.

(a) Every Site on which a Building shall have been placed shall be landscaped according to plans approved as specified herein and maintained thereafter in a sightly and well-kept condition.

(b) An Owner, Lessee or occupant shall landscape and maintain unpaved areas between the property lines and the setback lines.

(c) An Owner, Lessee or occupant shall provide hose bibs and maintenance facilities in the vicinity of the landscaped areas.

(d) Landscape as approved by Declarant shall be installed within ninety (90) days of occupancy or completion of the Building, whichever occurs first.

3.5 Site Maintenance. All Improvements on each Site including, without limitation, all walks, driveways, fences, parking areas, landscaping and the exterior of all structures on each Site, shall be maintained free of litter and debris and in good condition, order and repair. Landscaping shall be kept in thriving condition, weed-free and neatly trimmed. All undeveloped Sites shall be kept clean, mowed and in a condition so as not to be a dust or weed problem.

3.6 Signs and Lighting. No signs or displays shall be created on any Site, other than the following:

(a) Signs identifying the name, building and business of any person or firm occupying a Site, the size, design and color of which has been specifically approved by Declarant in writing; and

(b) Offering a Site for sale or lease if Declarant has specifically approved said signs in writing.

All signs and displays shall be located below the roof line of the building and shall comply with all applicable laws and ordinances. Lighting shall be restricted to parking and security lights, fire lighting and low-level sign illumination and floodlighting of buildings or landscaping. All lighting shall be shielded and contained within property lines.

3.7 Parking Areas. Adequate parking on a Site shall be provided to accommodate all parking needs for employees, visitors and company vehicles. There shall also be adequate areas provided for truck loading and unloading. The intent of this provision is to eliminate the need for any on-street parking. If parking or loading requirements increase as a result of a change in use or number of employees, additional offstreet parking shall be provided to satisfy the intent of this section.

3.8 Building Regulations. Any building erected on a Site shall conform to the following construction practices:

(a) Exterior walls of sheet or corrugated iron, steel, aluminum or asbestos will be permitted only upon specific approval in writing by Declarant.

(b) Exterior walls shall be painted or suitably treated in a manner acceptable to Declarant.

Article IV

Approval of Plans

4.1 No Improvement shall be erected, placed, altered, maintained or permitted to remain on any land subject to these restrictions until plans and specifications showing plot layout, including parking and all exterior elevations, with materials and colors, have been submitted to and approved in writing by Declarant. Said approval shall be in addition to any approvals and/or permits required by the City of Menlo Park or any other legal entity having jurisdiction. Such plans and specifications shall be submitted in writing over the signature of the Owner of Lessee of the Site or his authorized agent.

4.2 Approval shall be based, among other things, on adequacy of Site dimensions, adequacy of structural design, conformity and harmony of external design with neighboring Improvements, effect of location and use of Improvements on neighboring Sites; proper facing of main elevation with respect to nearby streets; and conformity of the plans and specifications to the purpose and general plan and intent of these restrictions. Declarant shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

4.3 If Declarant fails either to approve or to disapprove such plans and specifications within thirty (30) days after the same have been submitted to it, it shall be conclusively presumed that Declarant has approved said plans and specifications, subject, however, to the restrictions contained in ARTICLE III hereof.

4.4 Notwithstanding anything to the contrary herein contained, after the expiration of one year from the date of issuance of a building permit by municipal or other governmental authority for any Improvement, said Improvement shall, in favor of purchasers and encumbrancers in good faith and for value, be deemed to be in compliance with all provisions of this ARTICLE IV, unless actual notice of such noncompliance or non-completion executed by Declarant shall appear of record in the office of the County Recorder of San Mateo County, California, or unless legal proceedings shall have been instituted to enforce compliance or completion.

4.5 Fee. An architectural review fee shall be paid to Declarant at the time plans are submitted for approval based upon the following schedule:

(a) When the plans submitted are prepared by an architect licensed to practice in the State of California, the architectural review fee shall be $100.00.

(b) In all other cases, the architectural review fee shall be $200.00.

Article V

Duration and Modification and Repeal

5.1 Term. This Declaration, every provision hereof and every covenant, conditions and restriction contained herein shall continue in full force and effect for a period of sixty (60) years from the date hereof.

5.2 Termination and Modification. This Declaration or any provisions thereof or any covenant, condition or restriction contained herein may be terminated, extended, modified or amended as to the whole of said property or any portion thereof, with the written consent of the Owners of sixty-five percent (65%) in area of the Property; provided that so long as Declarant owns at least twenty percent (20%) in area of the Property, no such termination, extension, modification or amendment shall be effective without Declarant’s written approval. No termination, extension, modification or amendment hereof shall be effective until a written instrument embodying the same has been executed and recorded in the Official Records of San Mateo County.

Article VI

Enforcement

6.1 Abatement and Suit. Violation or breach of any restriction herein contained shall give to Declarant the right to enter upon the Property upon or as to which said violation or breach exists and summarily to abate and remove at the expense of the Owner, Lessee or occupant thereof any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, or to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation. In addition, every Owner of a Site shall have the right, in the event of violation or breach of any restriction herein contained, to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or to recover damages for said violation. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

6.2 Deemed to Constitute a Nuisance. The result of every action or omission whereby any restriction herein contained is violated in whole or in part is hereby declared to be and to constitute a nuisance. Every remedy allowed by law or equity against an Owner, either public or private, shall be applicable against every such result and may be exercised by Declarant or by any Owner of property subject hereto. Any costs or expenses paid or incurred by Declarant or an Owner (collectively referred to as “Declarant” in this Section 6.2) in abating such nuisance or prosecuting any such remedy (including all reasonable attorneys’ fees and costs of collection), together with interest thereon at the rate often percent (10%) per annum, shall be a charge against the Site on which the nuisance has occurred or is occurring, shall be a continuing lien thereon until paid, and shall also be the personal obligation of the Owner of such Site when such charges became due and who committed such breach or violation. In addition to any other rights or remedies hereunder, Declarant may deliver to the Owner of the Site on which the nuisance has occurred or is occurring and record with the San Mateo County Recorder a certificate of notice of claim of lien. If the violation recited in such lien claim has not been cured to Declarant’s satisfaction and any recited amounts so charged have not been paid within thirty (30) days thereafter, Declarant or its authorized representative may foreclose such lien by a sale conducted pursuant to Sections 2924, 2924b and 2924c of the California Civil Code, as amended from time to time, or other statues applicable to the exercise of powers of sales in mortgages or Deeds of Trust, or in any other manner permitted by law. Declarant, through its authorized representatives, may bid on and acquire any land subject to such lien at any such foreclosure sale. If the violations recited in such lien claim are timely cured and any recited amounts timely paid as provided above, Declarant shall forthwith record an appropriate release of such lien at Declarant’s sole expense.

6.3 Attorneys’ Fees. In any legal or equitable proceeding for the enforcement or to restrain the violation of this Declaration or any provision hereof, the losing party or parties shall pay the attorneys’ fees of the prevailing party or parties, in such amount as may be fixed by the court in such proceedings.

6.4 Failure to Enforce Not a Waiver of Rights. The failure of Declarant or any Owner to enforce any restriction herein contained shall in no event be deemed to be a waiver of the right to do so thereafter nor of the right to enforce any other restriction.

Article VII

Miscellaneous Provisions

7.1 Assignment of Declarant’s Rights and Duties. Declarant may assign any and all of its rights, powers, reservations and obligations hereunder to any person, corporation or association. To be effective, any such assignments must be accepted in writing by the assignee and the acceptance must be recorded in the Official Records of San Mateo County. To the extent of the assignment, the assignee shall have the same rights, obligations, duties and powers and be subject to the same obligations and duties as given to and assumed by Declarant herein. The term Declarant as used herein includes all such assignees and their heirs, successors and assigns. Declarant may also resign as Declarant by recording a written notice of resignation in the Official Records of San Mateo County and mailing a copy thereof to each then Owner. The resignation shall be effective on the date it is recorded and Declarant shall thereafter have no further rights, powers, reservations, obligation or liabilities hereunder. If at any time Declarant either resigns or ceases to exist without making an assignment of its authority as Declarant, a successor Declarant may be appointed in the same manner as this Declaration may be terminated, extended, modified or amended under Section 2 of ARTICLE IV.

7.2 Constructive Notice and Acceptance. Every person or other entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person or entity acquired an interest in said property.

7.3 Waiver. Neither Declarant nor its successors or assigns shall be liable to any Owner, Lessee, licensee or occupant of land subject to his Declarant by reason of any mistake in judgment, negligence, nonfeasance, action or inaction and/or for the enforcement or failure to enforce any provision of this Declaration. Every Owner, Lessee, licensee or occupant of any of said property by acquiring his interest therein agrees that he will not bring any action or suit against Declarant to recover any damages or to seek equitable relief because of any mistake in judgment, negligence, nonfeasance, action or inaction and/or the enforcement or failure to enforce any provision of this Declaration.

7.4 Mutuality, Reciprocity, Runs with Land. All covenants, conditions, restrictions and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every part and parcel of the property now or hereafter made subject to this Declaration, shall create reciprocal rights and obligations between the respective Owners of all parcels and privity of contract and estate between all grantees of said parcels, their heirs, successors and assigns, and shall, as to the Owner of each parcel, his heirs, successors and assigns, operate as covenants running with the land for the benefit of all other parcels.

7.5 Rights of Beneficiaries. No breach of the restrictions and other provisions contained herein shall defeat or render invalid the lien of any Deed of Trust now or hereafter executed upon land subject to these restrictions; provided, however, that if any portion of said property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser at such sale and his successors and assigns shall hold any and all property so purchased subject to all of the restrictions and other provisions of this Declaration.

7.6 Paragraph Headings. Paragraph headings, where used herein, are inserted for convenience only and are not intended to be a part of this Declaration or in any way to define, limit or describe the scope and intent to the particular paragraphs to which they refer.

7.7 Effect of Invalidation. If any provision of this Declaration is held to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

7.8 Existing Improvements. Improvements which are completely constructed on the date this Declaration is recorded are deemed to satisfy all the requirements hereof.

7.9 Estoppel Certificate. At the request of an Owner, Declarant shall supply to such Owner or any actual or potential encumbrancer or purchaser of a Site a written certificate stating that there are no violations hereof, or if there are any such violations, the nature of such violations. Such certificate shall be delivered within ten (10) working days after such request by an Owner.

Addendum 1

Early Possession

This Early Possession and Inducement Recapture Addendum is a part of the Lease dated January 5, 2007, by and between AMB Property, L.P., a Delaware Limited Partnership (“Landlord”) and FoxHollow Technologies Inc., a Delaware corporation (“Tenant”) for the premises commonly known as 1105 Hamilton Court, Menlo Park, California.

1. Early Possession. As of the Commencement Date, Tenant may enter the Premises for the purpose of, and only for the purpose of, installing fixtures and equipment, in furtherance of Tenant’s intended operations from the Premises (the period of such occupancy prior to the Rent Commencement Date is referred to as “Early Occupancy”). Such Early Occupancy shall be pursuant to the terms of the Lease and all exhibits and addenda thereto, including, without limitation Section 6 of Exhibit F, and may not interfere, in any way, with any improvement work Landlord may be required to perform to the Premises. Tenant shall not be obligated to pay either Base Rent or Tenants Share of Expenses during the Early Occupancy and prior to the Rent Commencement Date, however, all other terms of the Lease, including, but not limited to, carrying all insurance required by the Lease shall be in effect during such Early Occupancy.

Addendum 2

Option to Extend

This Addendum (the “Addendum”) is a part of the Lease dated January 5, 2007, by and between AMB Property, L.P., a Delaware Limited Partnership (“Landlord”) and FoxHollow Technologies Inc., a Delaware corporation (“Tenant”) for the premises commonly known as 1105 Hamilton Court, Menlo Park, California. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an Option (“Option”) to extend the initial term of the Lease for five (5) years (the “Extended Term”).

2. Tenant’s Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the “Option Notice”). If Landlord does not receive the Option Notice from Tenant on a date which is neither more than three hundred sixty-five (365) days nor less than two hundred forty (240) days prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3. Establishing the Initial Monthly Base Rent for the Extended Term. The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for comparable warehouse space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term! which comparable space is located in the Building and in other comparable warehouse buildings in the vicinity of the Building, taking into consideration the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Rate for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half ( 1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the Extended Term. The determination of the Fair Market Rental Rate by the third broker shall be binding upon Landlord and Tenant.

In no event shall the monthly Base Rent for any period of the Extended Term as determined pursuant to this Addendum, be less than the highest monthly Base Rent charged during the initial term of the Lease. Upon determination of the initial monthly Base Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord’s sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to further extend the initial term of the Lease under this Addendum unless Landlord and Tenant otherwise expressly agree in writing.

4. Condition of Premises and Brokerage Commissions for the Extended Term. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant (“Tenant’s Broker”) in connection with the Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5. Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default beyond applicable notice and cure periods at any time during the initial term of the Lease, or is in default beyond applicable notice and cure periods of any provision of the Lease on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all of the Premises except for an assignment or sublease to a Permitted Transferee; and/or (3) Tenant’s financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant has subleased more than fifty percent (50%) of the Premises under the Lease to a third party, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6. Landlord’s Termination Right During Extended Term. In the event Landlord determines that it will redevelop the Building resulting in a material change in the use thereof, Landlord shall have the right to terminate this Lease by giving Tenant at least twelve (12) months prior written notice (“Termination Notice”) of its intent to terminate on the date specified in such notice (which date shall neither be earlier than (a) twelve (12) months after the date of such Termination Notice or (b) the commencement of the Extended Term).

7. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.